UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2009
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

Switzerland	000-53604	98-0619597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas	77478

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.
On July 22, 2009, the Noble Corporation (“Company” “we,” “us,” and “our”) issued a press release announcing its financial results for the three and six months ended June 30, 2009. A copy of such press release is included as Exhibit 99.1 and will be published in the “Newsroom” area on the Company’s Web site at http://www.noblecorp.com.
Statements made herein, including the accompanying exhibit, regarding contract commitments, dayrates, contract commencements, penalties, newbuilds, industry fundamentals, global economic conditions, financial strength, contract backlog, customer base, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1	Noble Corporation Press Release dated July 22, 2009, announcing the financial results for the three and six months ended June 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: July 22, 2009	By:	/s/ David W. Williams
David W. Williams,
Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Noble Corporation Press Release dated July 22, 2009, announcing the financial results for the three and six months ended June 30, 2009.